UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2024 (February 7, 2024)

NEWELL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6655 Peachtree Dunwoody Road

Atlanta, Georgia 30328

(Address of principal executive offices including zip code)

(770) 418-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS	TRADING SYMBOL	NAME OF EXCHANGE ON WHICH REGISTERED
Common stock, $1 par value per share	NWL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment to the Current Report on Form 8-K for Newell Brands Inc. (the “Company”), filed with the Securities and Exchange Commission on February 9, 2024 (the “Original Form 8-K”), is being filed to correct a typographical error in the third paragraph of the disclosure under Item 1.01 of the Original Form 8-K.

Item 1.01.	Entry into a Material Definitive Agreement.

The third paragraph of the disclosure under this Item of the Original Form 8-K is deleted and replaced in its entirety with the following:

The Total Net Leverage Ratio is defined as the ratio of (a) Consolidated Net Debt as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on or most recently prior to such date. The maximum Total Net Leverage Ratio will be set at (i) 7.50:1.00 for the fiscal quarters ending March 31, 2024 through and including the fiscal quarter ending September 30, 2024, (ii) 7.25:1.00 for the fiscal quarters ending December 31, 2024 through and including the fiscal quarter ending June 30, 2025, (iii) 6.50:1.00 for the fiscal quarters ending September 30, 2025 through and including the fiscal quarter ending June 30, 2026, and (iv) 5.25:1.00 for the fiscal quarter ending September 30, 2026 and for each fiscal quarter ending thereafter during the term of the Revolving Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL BRANDS INC.

Dated: February 12, 2024	By:	/s/ Bradford R. Turner
Bradford R. Turner
Chief Legal & Administrative Officer
and Corporate Secretary